UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

INNOVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive, Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

(346) 398-0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

Innovex International, Inc. (“Innovex,” the “Company” or “we”) today announced that on March 5, 2026, a jury in the U.S. District Court for the Southern District of Texas returned a verdict against Downhole Well Solutions, LLC (“DWS”), a wholly owned subsidiary of Innovex. As previously disclosed, in 2023 Impulse Downhole Solutions Ltd. and Impulse Downhole Tools USA Ltd. (collectively, “Impulse”) filed a lawsuit against DWS (captioned Impulse Downhole Solutions Ltd., and Impulse Downhole Tools USA Ltd v. Downhole Well Solutions, LLC, Civil Action No. 4:23-cv-02954) alleging infringement of five United States patents owned by Impulse Downhole Solutions Ltd. relating to friction reduction tools used in directional drilling. The allegations of infringement of two of the patents were dismissed before the jury trial. The jury found the remaining patent claims were valid, that DWS had infringed on those patents, and advised the district court of its view that such infringement was willful. The jury awarded monetary damages of approximately $47.6 million to Impulse. The damages could increase or decrease based on further proceedings and judicial determination. No judgment has been entered at this time.

The Company strongly disagrees with the verdict, intends to continue to vigorously challenge it, and expects to pursue post-trial motions and appeal any resulting judgment to the U.S. Court of Appeals for the Federal Circuit.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K (this “Current Report) made regarding the matters addressed in this Current Report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Innovex’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information, including without limitation statements regarding the impact of the jury verdict, future judicial proceedings and the Company’s ability to defend itself in the future. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Innovex disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovex International, Inc.

Date: March 11, 2026	By:	/s/ Adam Anderson
Adam Anderson
Chief Executive Officer